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                                                                    EXHIBIT 21.1

               SUBSIDIARIES OF PARAMETRIC TECHNOLOGY CORPORATION

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      Name                                              Place of Incorporation
      ----                                              ----------------------
      Division Inc.                                        California
      InPart Design, Inc.                                  California
      auxilium inc.                                        Delaware
      Computervision Corporation                           Delaware
      CV Finance Holding, Inc.                           Delaware
      CV International Holding, Inc.                     Delaware
      ICEM Technologies, Inc.                            Delaware
      Parametric Holdings Inc.                           Delaware
      Parametric International, Inc.                     Delaware
      Parametric Technology International, Inc.          Delaware
      Windchill Technology, Inc.                         Delaware
      Computervision Securities Corporation              Massachusetts
      Parametric Securities Corporation                  Massachusetts
      PTC International, Inc.                            Massachusetts
      Computervision Australian Operations Pty Limited   Australia
      Parametric Technology Australia Pty Limited        Australia
      Parametric Technology Gesellschaft m.b.H.          Austria
      Parametric Foreign Sales Corporation               Barbados
      Parametric Technology (Belgium) b.v.b.a.           Belgium
      Computervision (Bermuda) Limited                   Bermuda
      Parametric Technology Brasil Ltda.                 Brazil
      Computervision (Canada) Inc.                       Canada
      Parametric Technology (Canada) Ltd.                Canada
      Parametric Technology (C.R.) s.r.o.                Czech Republic
      Computervision Denmark A/S                         Denmark
      Parametric Technology (Denmark) A/S                Denmark
      Parametric Technology (Finland) Oy                 Finland
      Division S.A.R.L.                                  France
      Parametric Technology S.A.                         France
      ICEM Holdings GmbH                                 Germany
      ICEM Technologies GmbH                             Germany
      Parametric Technology GmbH                         Germany
      Computervision Asia Ltd.                           Hong Kong
      Computervision Service Ltd.                        Hong Kong
      Parametric Technology (Hong Kong) Limited          Hong Kong
      Computervision Research & Development (India)
       Limited                                           India
      Computervision Software Products (India) Private
       Limited                                           India
      Parametric Technology (India) Private Limited      India
      Parametric Technology (Republic of Ireland)
       Limited                                           Ireland
      PT Republic of Ireland Services Limited            Ireland
      Parametric Technology Israel Ltd.                  Israel
      Computervision S.p.A.                              Italy
      Division Italia S.r.l.                             Italy
      Parametric Technology Italia S.r.l.                Italy
      Nihon Computervision Corporation                   Japan
      Nihon Parametric Technology K.K.                   Japan
      Parametric Korea Co., Ltd.                         Korea
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      Name                                               Place of Incorporation
      ----                                               ----------------------
      CV Holding (Mauritius) Ltd.                         Mauritius
      Parametric Technology Mexico S.A. de C.V.           Mexico
      Parametric Technology New Zealand Limited           New Zealand
      Parametric Technology Norway AS                     Norway
      Parametric Technology Poland Sp. z.o.o.             Poland
      Parametric Technology Portugal-Computadores, Lda.   Portugal
      Computervision TOO                                  Russia
      Computervision Asia Pte Ltd                         Singapore
      Parametric Technology Singapore Pte Ltd             Singapore
      Parametric Technology (Slovakia) s.r.o.             Slovak Republic
      Parametric Technology South Africa (Proprietary)
       Limited                                            South Africa
      Parametric Technology Espana, S.A.                  Spain
      PTC Sweden AB                                       Sweden
      Parametric Technology (Schweiz) AG                  Switzerland
      Parametric Technology (Taiwan) Limited              Taiwan
      Computervision B.V.                                 The Netherlands
      Computervision Finance B.V.                         The Netherlands
      Computervision International Distribution B.V.      The Netherlands
      Extended Vision Logistics International B.V.        The Netherlands
      Parametric Technology Europe B.V.                   The Netherlands
      Parametric Technology Nederland B.V.                The Netherlands
      3rd Angle Limited                                   United Kingdom
      Computervision Limited                              United Kingdom
      Computervision Pensions Limited                     United Kingdom
      Division Group Limited                              United Kingdom
      Division Limited                                    United Kingdom
      ICEM Systems (UK) Limited                           United Kingdom
      Parametric Technology (UK) Limited                  United Kingdom
      Parametric Holdings (UK) Limited                    United Kingdom
      Rasna UK Limited                                    United Kingdom
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